Exhibit 2.4

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

140304

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20190211091-76
Barbara K. Cegavske	Filing Date and Time
Secretary of State	05/15/2019 8:00 AM
State of Nevada	Entity Number
	C9711-2004

Articles of Conversion
(PURSUANT TO NRS 92A.205)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

PLEASE NOTE: The charter document for the resulting entity *must* be submitted/filed simultaneously with the articles of conversion.

Articles of Conversion
(Pursuant to NRS 92A.205)

1. Name and jurisdiction of organization of constituent entity and resulting entity:

Green Stream Holdings Inc.
Name of constituent entity

Nevada
Jurisdiction

Corporation
Entity type *

and,

Green Stream Holdings Inc.
Name of resulting entity

Wyoming
Jurisdiction

Corporation
Entity type *

2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3. Location of plan of conversion: (check one)

- [x] The entire plan of conversion is attached to these articles.
- [ ] The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.
- [ ] The complete executed plan of conversion for the resulting domestic limited *partnership is* on file at the records office required by NRS 88.330.

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust .

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Conversion Page 1
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion

(PURSUANT TO NRS 92A.205)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn: Madeline Cammarata

c/o: 22809 Pacific Coast Highway
Malibu, CA 90265

5. Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: **Time:**

6. Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Name of *constituent* entity

X [signature] President 8/10/19

Signature Title Date

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. **This statement must be included within the resulting entity's articles.**

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Conversion Page 2
Revised: 1-5-15

Exhibit A

Nevada Articles of Conversion

PLAN OF CONVERSION

OF

GREEN STREAM HOLDINGS INC.,
A NEVADA CORPORATION

TO

GREEN STREAM HOLDINGS INC.,
A WYOMING CORPORATION

This Plan of Conversion (the “Plan of Conversion”) is adopted as of this 13th day of May, 2019, by Green Stream Holdings Inc., a Nevada corporation (the “Company”), to effect its conversion into Green Stream Holdings Inc., a Wyoming corporation (the “Converted Company”).

WHEREAS, the Company is a corporation duly organized and existing under the laws of the State of Nevada;

WHEREAS, the Company’s directors deem it advisable and in the best interest of the Company and its shareholders to convert to a corporation duly organized and existing under the laws of the State of Wyoming (the “Conversion”), pursuant to the terms, provisions and conditions set forth in this Plan of Conversion and in accordance with Sections 92A.105 and 92A.205 of the Nevada Revised Statutes (the “NRS”) and Sections 17-16-1801 and 17-26-1802 of the Wyoming Statutes (the “WS”); and

WHEREAS, the Company’s board of directors has authorized, approved and adopted the form, terms and provisions of this Plan of Conversion and submitted this Plan of Conversion to the Company’s shareholders for approval, and the Company’s shareholders have approved this Plan of Conversion.

NOW THEREFORE, in consideration of the foregoing, the conversion will take place pursuant to the following terms and conditions:

1. Conversion; Effect of Conversion.

a. At the Effective Time (as hereinafter defined), the Company will be converted into the Converted Company, pursuant to, and in accordance with, Section 92A.250 of the NRS, and Sections 17-16-1801 and 17-26-1802 of the WS, whereupon the previous organizational form of the Company will cease, and the Company will continue its existence in the organizational form of the Converted Company, which will be subject to the laws of the State of Wyoming.

b. At the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, the Converted Company shall, for all purposes of the laws of the State of Nevada and the State of Wyoming, be deemed to be the same entity as the Company. At the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, for all purposes of the laws of the State of Wyoming, all of the rights, privileges and powers of the Company, and all property, real, personal and mixed, and all debts due to the Company, as well as all other things and causes of action belonging to the Company, shall remain vested in the Converted Company and shall be the property of the Converted Company and the title to any real property vested by deed or otherwise in the Company shall not revert or be in any way impaired by reason of the Conversion; but all rights of creditors and all liens upon any property of the Company shall be preserved unimpaired, and all debts, liabilities and duties of the Company shall remain attached to the Converted Company at the Effective Time, and may be enforced against the Converted Company to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by the Converted Company in its capacity as a corporation of the State of Wyoming. The rights, privileges, powers and interests in property of the Company, as well as the debts, liabilities and duties of the Company, shall not be deemed, as a consequence of the Conversion, to have been transferred to the Converted Company at the Effective Time for any purpose of the laws of the State of Wyoming.

c. The Company shall not be required to wind up its affairs or pay its liabilities and distribute its assets, and the Conversion shall not be deemed to constitute a dissolution of the Company and shall constitute a continuation of the existence of the Company in the form of a Wyoming corporation. The Converted Company is the same entity as the Company. The Conversion shall not be deemed to affect any obligations or liabilities of the Company incurred prior to the Conversion or the personal liability of any person incurred prior to the Conversion.

d. At the Effective Time, the name of the Converted Company shall be: Green Stream Holdings Inc.

e. The Company intends for the Conversion to constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code, as amended.

2. Filings. As promptly as practicable following the date hereof, the Company shall cause the Conversion to be effective by:

a. executing and filing (or causing to be executed and filed) Articles of Conversion pursuant to Section 92A.205 of the NRS substantially in the form set forth on Exhibit A hereto (the “Nevada Articles of Conversion”) with the Secretary of State of the State of Nevada;

b. executing and filing (or causing to be executed and filed) Articles of Domestication pursuant to Sections 17-26-1801 and 17-26-1802 of the WS substantially in the form set forth on Exhibit B hereto (the “Wyoming Articles of Domestication”) with the Secretary of State of the State of Wyoming (the “Wyoming Secretary of State”);

3. Effective Time. The Conversion shall become effective upon the filing with the Wyoming Secretary of State of the Wyoming Articles of Domestication (the time of the effectiveness of the Conversion, the “Effective Time”).

4. Conversion of Shares of Common Stock. At the Effective Time, each share of common stock in the Company, par value $0.001 per share (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time shall automatically, by virtue of the Conversion and without any further action on the part of the Company or any other person or entity, be converted into one share of the Converted Company, par value $0.001 per share (the “Converted Company Common Stock”).

5. Conversion of Shares of Preferred Stock. At the Effective Time, each share of the Company’s Convertible Series A Preferred Stock, Convertible Series B Preferred Stock and Convertible Series C Preferred Stock (the “Company Preferred Stock”), issued and outstanding immediately prior to the Effective Time shall automatically, by virtue of the Conversion and without any further action on the part of the Company or any other person or entity, be converted into one share of the Convertible Series A Preferred Stock, Convertible Series B Preferred Stock and Convertible Series C Preferred Stock, respectively (the “Converted Company Preferred Stock”).

6. Effect of Conversion on Outstanding Stock Options, Warrants and Other Rights to Acquire Shares of Common Stock. At the Effective Time, each option, warrant and other right to acquire shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically, by virtue of the Conversion and without any further action on the part of the Company or any other person or entity, be converted into an equivalent option, warrant or other right to acquire, as applicable, upon the same terms and conditions (including the exercise price per share applicable to each such option, warrant or other right to acquire) as were in effect immediately prior to the Effective Time, the same number of shares of Converted Company Common Stock.

7. Effect of Conversion on Stock Certificates. At the Effective Time, all of the outstanding certificates that immediately prior to the Effective Time represented shares of Company Common Stock immediately prior to the Effective Time shall automatically, by virtue of the Conversion and without any further action on the part of the Company or any other person or entity, be deemed for all purposes to continue to evidence ownership of and to represent the same number of shares of Converted Company Common Stock into which the shares represented by such certificates have been converted as provided herein. The registered owner on the books and records of the Converted Company or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Converted Company or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of the Converted Company evidenced by such outstanding certificate as provided above.

8. Effect of Conversion on Employee Benefit, Incentive Compensation or Other Similar Plans. At the Effective Time, each employee benefit plan, incentive compensation plan or other similar plan to which the Company is a party shall automatically, by virtue of the Conversion and without any further action on the part of the Company or any other person or entity, continue to be a plan of the Converted Company. To the extent that any such plan provides for the issuance of Company Common Stock, at the Effective Time, such plan shall be deemed to provide for the issuance of Converted Company Common Stock. A number of shares of Converted Company Common Stock shall be reserved for issuance under such plan or plans equal to the number of shares of Company Common Stock so reserved immediately prior to the Effective Time.

9. Filings, Licenses, Permits, Titled Property, Etc. As necessary, following the Effective Time, the Converted Company shall apply for new qualifications to conduct business (including as a foreign corporation), licenses, permits and similar authorizations on its behalf and in its own name in connection with the Conversion and to reflect the fact that it is a corporation duly formed and validly existing under the laws of the State of Wyoming. As required or appropriate, following the Effective Time, all real, personal or intangible property of the Company which was titled or registered in the name of the Company shall be re-titled or re-registered, as applicable, in the name of the Converted Company by appropriate filings or notices to the appropriate party (including, without limitation, any applicable governmental agencies).

10. Further Assurances. If, at any time after the Effective Time, the Converted Company shall determine or be advised that any deeds, bills of sale, assignments, agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Plan of Conversion, (a) to vest, perfect or confirm, of record or otherwise, in the Converted Company its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company, or (b) to otherwise carry out the purposes of this Plan of Conversion, the Converted Company, its officers and directors and the designees of its officers and directors, are hereby authorized to solicit in the name of the Converted Company any third-party consents or other documents required to be delivered by any third-party, to execute and deliver, in the name and on behalf of the Converted Company all such deeds, bills of sale, assignments, agreements, documents and assurances and do, in the name and on behalf of the Converted Company, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company and otherwise to carry out the purposes of this Plan of Conversion.

11. Effect of Conversion on Directors and Officers. The members of the board of directors and the officers of the Company immediately prior to the Effective Time shall continue in office following the Effective Time as the directors and officers of the Converted Company, respectively, until the expiration of their respective terms of office and until their successors have been duly elected and have qualified, or until their earlier death, resignation or removal. After the Effective Time, the Converted Company and its board of directors shall take any necessary actions to cause each of such individuals to be appointed or to confirm such appointments.

12. Converted Company Charter. At the Effective Time, the Articles of Domestication shall govern the Converted Company until amended in accordance with applicable law.

13. Office. From and after the Effective Time, the Converted Company’s principal office shall be the same as that of the Company’s principal office, which is as follows: 16620 Marquez Ave Pacific Palisades, CA 90272.

14. Registered Office and Agent. From and after the Effective Time, the Converted Company’s initial registered agent and registered office shall be: Vcorp Services LLC

15. Shareholder Approval. This Plan of Conversion was recommended by the Company’s directors and submitted to and approved by the Company’s shareholders as required by the Company’s Articles of Incorporation, as amended, and Amended and Restated Bylaws, and in accordance with the NRS. All required documents shall be executed, filed and recorded and all required acts shall be done to accomplish the Conversion contemplated hereby as required by law.

16. Implementation and Interpretation. This Plan of Conversion shall be implemented and interpreted, prior to the Effective Time, by the board of directors of the Company and, upon the Effective Time, by the board of directors of the Converted Company, (a) each of which shall have full power and authority to delegate and assign any matters covered hereunder to any other party or parties, including, without limitation, any officers of the Company or the Converted Company, as the case may be, and (b) the interpretations and decisions of which shall be final, binding and conclusive on all parties.

17. Termination; Abandonment. At any time prior to the Effective Time, the consummation of the Conversion may be deferred for a reasonable period of time if, in the opinion of the board of directors of the Company, such action would be in the best interest of the Company and its shareholders. This Plan of Conversion may be terminated and/or the Conversion abandoned at any time prior to the Effective Time by the action of the board of directors of the Company, notwithstanding the approval of this Plan of Conversion by the shareholders of the Company. In the event of termination of this Plan of Conversion and/or abandonment of the Conversion, then this Plan of Conversion shall become void and of no further force and effect without liability on the part of any party hereto or their respective officers and agents.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Plan of Conversion to be duly executed effective as of the date and year first written above.

GREEN STREAM HOLDINGS INC.

Date: May 13, 2019	By:	/s/ Madeline Cammarata
Madeline Cammarata
Chief Executive Officer

Exhibit B

Wyoming Articles of Domestication

Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

Foreign Profit Corporation
Articles of Domestication

Pursuant to W.S. 17-16-1801 the undersigned hereby applies for a Certificate of Domestication.

1. Corporation name:

Green Stream Holdings Inc.

2. Incorporated under the laws of: Nevada
(State of formation)

3. Date of incorporation: 04/12/2004
(mm/dd/yyyy)

4. Period of duration: perpetual
(This is referring to the length of time the corporation intends to exist and not the length of time it has been in existence. The most common term used is "perpetual.")

5. Mailing address of the corporation:

22809 Pacific Coast Highway
Malibu, CA 90265

6. Principal office address:

22809 Pacific Coast Highway
Malibu, CA 90265

7. Name and physical address of its registered agent:
*(The registered agent may be an individual resident in Wyoming or a domestic or foreign business entity authorized to transact business in Wyoming. **The registered agent must have a physical address in Wyoming.** If the registered office includes a suite number, it must be included in the registered office address. A Drop Box is not acceptable. A PO Box is acceptable if listed **in addition to a physical address.**)*

Name: VCorp Services, LLC

Address: 1876 Horse Creek Road, Cheyenne, WY 82009 Laramie County

*(If mail is received at a Post Office Box, please list above **in addition to the physical address.**)*

8. Purpose or purposes of the corporation which it proposes to pursue in the transaction of business in Wyoming:

The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the Wyoming Business Corporation Act.

FP-ArticlesDomestication - Revised February 2017

9. Names and usual business addresses of its current officers and directors:

Office	Name	Address
President	Madeline Cammarata	22809 Pacific Coast Highway, Malibu, CA 90265
Vice President		
Secretary	Ray Anam	22809 Pacific Coast Highway, Malibu, CA 90265
Treasurer	Madeline Cammarata	22809 Pacific Coast Highway, Malibu, CA 90265
Director	Madeline Cammarata	22809 Pacific Coast Highway, Malibu, CA 90265
Director	Ray Anam	22809 Pacific Coast Highway, Malibu, CA 90265
Director	James Ware	22809 Pacific Coast Highway, Malibu, CA 90265

10. Aggregate number of shares or other ownership units which it has the **authority to issue.**
(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

10,000,000,000 common stock; $0.001 par value 12,000,000 preferred stock; $0.001 par value

11. Aggregate number of **issued shares** or other ownership units.
(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

333,042 common stock 1,000,000 Series A 600,000 Series B 10,000,000 Series C Preferred

12. The corporation accepts the constitution of the state of Wyoming in compliance with the requirement of Article 10, Section 5 of the Wyoming Constitution.

Signature: ______________________ **Date:** 05/13/2019 *(mm/dd/yyyy)*

Print Name: Madeline Cammarata

Title: Chief Executive Officer Contact Person: Madeline Cammarata

Daytime Phone Number: 310 228 8897 Email: info@greenstreamfinance.com

(Email provided will receive annual report reminders and filing evidence)
**May list multiple email addresses*

REQUIRED ATTACHMENTS TO INCLUDE WITH THE FILING:

☐ **A certified copy of its original articles of incorporation and all amendments** currently certified within the last six (6) months by the proper officer of the state of formation.

☐ The completed application must be accompanied by an **original certificate of existence/good standing,** dated *not more than thirty (30) days* prior to filing in Wyoming, duly authenticated by the Secretary of State or other official having custody of corporate records in the state of formation.

FP-ArticlesDomestication - Revised February 2017